Exhibit 1.1

EXECUTION VERSION

CNH EQUIPMENT TRUST 2017-C

1.54000% CLASS A-1 ASSET BACKED NOTES

1.84% CLASS A-2 ASSET BACKED NOTES

2.08% CLASS A-3 ASSET BACKED NOTES

2.36% CLASS A-4 ASSET BACKED NOTES

2.54% CLASS B ASSET BACKED NOTES

CNH CAPITAL RECEIVABLES LLC

UNDERWRITING AGREEMENT

November 14, 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

CIBC World Markets Corp.

300 Madison Avenue, 5th Floor

New York, New York 10017

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

as Representatives of the several Underwriters

Ladies and Gentlemen:

1.             Introductory. CNH Capital Receivables LLC, a Delaware limited liability company (the “Seller”), proposes to cause CNH Equipment Trust 2017-C (the “Trust”) to issue $198,000,000 principal amount of 1.54000% Class A-1 Asset Backed Notes (the “Class A-1 Notes”), $235,000,000 principal amount of 1.84% Class A-2 Asset Backed Notes (the “Class A-2 Notes”), $230,000,000 principal amount of 2.08% Class A-3 Asset Backed Notes (the “Class A-3 Notes”), $75,490,000 principal amount of 2.36% Class A-4 Asset Backed Notes (the “Class A-4 Notes”, and collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”) and $17,000,000 principal amount of 2.54% Class B Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”).  Pursuant to the terms hereof, the Seller agrees to sell the Class A Notes and the Class B Notes to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), in the respective amounts listed on Schedule I hereto.  The Notes will be issued pursuant to the Indenture to be dated as of November 1, 2017 (as amended and supplemented from time to time, the “Indenture”), between the Trust and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

The assets of the Trust include, among other things, a pool of fixed rate retail installment sale contracts and retail installment loans (the “Receivables”) secured by new or used agricultural or construction equipment and the related security interests in the equipment financed thereby.  The Receivables were sold to the Trust by the Seller. The Receivables are serviced for the Trust by New Holland Credit Company, LLC, a Delaware limited liability company (“New Holland”).

The Trust will provide for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances under an asset representations review agreement to be dated as of November 1, 2017 (as amended and supplemented from time to time, the “Asset Representations Review Agreement”), among the Trust, New Holland, as servicer (the “Servicer”), and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”).

Simultaneously with the issuance and sale of the Notes as contemplated in this Agreement, the Trust will issue to the Seller certificates representing fractional undivided equity interests in the Trust (the “Certificates”).  The Notes and the Certificates are sometimes referred to herein as the “Securities.”

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of November 1, 2017 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Seller and the Servicer, or, if not defined therein, in the Indenture or the Trust Agreement dated November 6, 2017 (as amended and supplemented from time to time, the “Trust Agreement”), between the Seller and Wilmington Trust Company, as trustee (the “Trustee”).

Prior to the time when sales to purchasers of the Notes were first made to investors by the several Underwriters, which was approximately 2:34 p.m. (New York time) on November 14, 2017 (the “Time of Sale”), the Seller had prepared the following information (collectively, the “Time of Sale Information”): the preliminary prospectus dated November 8, 2017 (together, along with information referred to under the caption “Annex A—Static Pool Data” therein, the “Preliminary Prospectus”) and the free writing prospectus dated November 8, 2017 (the “Initial Free Writing Prospectus”) in the form filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2017.  If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Notes may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Notes and the Underwriters enter into new Contracts of Sale with investors in the Notes, then “Time of Sale Information” will refer to the information conveyed to investors at least 48 hours prior to the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Seller and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

2.             Representations and Warranties. The Seller, and with respect to items (e), (f), (h), (i), (j), (k), (l), (m), (n), (p), (q), (r), (s), (t), (u), (v) and (w) as they relate to CNH Industrial Capital America LLC, a Delaware limited liability company (“CNHICA”) and/or New Holland, CNHICA, represent and warrant to, and agree with, each Underwriter as of the date hereof and as of the Closing Date that:

(a)           A registration statement on Form SF-3 (No. 333-206749) relating to the Notes has been filed by Seller with the Commission and has become effective and is still effective as of the date hereof under the Act.  The Seller proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) a prospectus dated November 14, 2017 (together with information referred to under the caption “Annex A—Static Pool Data” therein, the “Prospectus”), relating to the Notes and the method of distribution thereof.  Such registration statement, including exhibits thereto, as amended or supplemented to the date hereof, is hereinafter referred to as the “Registration Statement”.  The conditions to the use of a registration statement on Form SF-3 under the Act, including the Registrant Requirements set forth in General Instruction I.A. and the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, have been and will be satisfied.  The Seller has paid the registration fee for the Notes in accordance with Rule 456 of the Act.  The Seller has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Act and the Rules and Regulations.

(b)           The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of its date, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430D(f)(2) under the Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in the three preceding sentences do not apply to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through a Representative specifically for use in connection with preparation of the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the second (including the table immediately thereafter) paragraph

(concerning initial offering prices, concessions and reallowances) under each of the headings “Plan of Distribution — Class A Notes” and “Plan of Distribution — Class B Notes” and the fourth paragraph (concerning overallotment, stabilizing transactions and syndicate covering transactions) under each of the headings “Plan of Distribution — Class A Notes” and “Plan of Distribution — Class B Notes” in each case in the Preliminary Prospectus and the Prospectus (such information, the “Underwriter Information”).  The Indenture has been qualified under the Trust Indenture Act.  As of the Closing Date, the Seller’s representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct in all material respects.

(c)           The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Seller makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As of the Time of Sale, the Seller was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(d)           The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)           Each of CNHICA and the Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Purchase Agreement and, in the case of the Seller, the Sale and Servicing Agreement and the Trust Agreement, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(f)            New Holland has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(g)           On the Closing Date, upon delivery thereof, the Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement will have been duly authorized, executed and delivered by the Seller, and will be legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(h)           On the Closing Date, upon delivery thereof, the Purchase Agreement will have been duly authorized, executed and delivered by CNHICA and will be the legal, valid and binding obligation of CNHICA enforceable against CNHICA in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(i)            On the Closing Date, upon delivery thereof, the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement will have been duly authorized, executed and delivered by New Holland and will be legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(j)            This Agreement has been duly authorized, executed and delivered by each of the Seller and CNHICA.

(k)           The execution, delivery and performance of this Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Indenture and the other documents and certificates delivered in connection therewith (such agreements, documents and certificates, excluding this Agreement, being, collectively, the “Basic Documents”), as applicable, by CNHICA, New Holland and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of CNHICA, New Holland or the Seller or any material agreement or instrument to which CNHICA, New Holland or the Seller is a party or by which CNHICA, New Holland or the Seller is bound or to which any of the properties of CNHICA, New Holland or the Seller is subject.

(l)            The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHICA, New Holland and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over CNHICA, New Holland or the Seller or any of their properties.

(m)          There are no actions, proceedings or investigations pending or threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by CNHICA, New Holland or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(n)           On the Closing Date, upon delivery thereof, the CNHICA Assignment dated as of the Closing Date from CNHICA to the Seller will be duly authorized, executed and delivered by CNHICA.

(o)           When the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(p)           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except such as are required and have been or will be obtained and made on or prior to the Closing Date under the Act, the Exchange Act and the UCC and such as may be required under state securities laws.

(q)           Since September 30, 2017 there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, or material properties or assets of the Seller, CNHICA, New Holland or CNH Industrial America LLC other than as may be disclosed in the Preliminary Prospectus and Prospectus.

(r)            The computer tape of the Receivables created as of October 31, 2017 (the “Computer Tape”) and made available to Barclays Capital Inc. as a Representative by the Servicer, was complete and accurate in all material respects as of the date thereof and includes a description of the Receivables that are described in the Assignment.

(s)            Any taxes, fees and other governmental charges that have been assessed and are known to the Seller, CNHICA or New Holland to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Seller, CNHICA or New Holland at or prior to the Closing Date.

(t)            None of the Seller, CNHICA or New Holland is in violation of its certificate of formation, limited liability company agreement or by-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Seller’s, CNHICA’s or New Holland’s respective ability to perform its obligations under the Basic Documents.

(u)           Either the Seller or CNHICA has executed and delivered written representations and covenants to each rating agency named in the Initial Free Writing Prospectus (each, a “Rating Agency” and collectively, the “Rating Agencies”) in accordance with Rule 17g-5(a)(3)(iii) of the Exchange Act in connection with the issuance and monitoring of the ratings assigned by each of them on the Notes (each, a “17g-5 Certification”).  Each of the Trust and CNHICA has complied, and will comply, with the representations and covenants made by it, as applicable, to each Rating Agency in connection with the 17g-5 Certification.  Each of the Trust and CNHICA has not received, and has no knowledge of, any determination from any Rating Agency that the Trust or CNHICA is not in compliance with such representations and covenants.

(v)           Neither the Seller nor CNHICA has engaged, or caused any other Person to engage, any third-party to provide “due diligence services” as defined under Rule 17g-10(d)(1) of the Exchange Act (“Due Diligence Services”) in connection with the offering of the Notes other than from a nationally recognized independent accounting firm acceptable to the Representatives (the “Accounting Firm”), who performed certain agreed upon procedures in respect of the Receivables, and delivered to CNHICA a signed agreed-upon procedures report on the findings and conclusions of such agreed upon procedures addressed to CNHICA and the Representatives in connection therewith (the “Accountant’s Due Diligence Report”) on or prior to November 3, 2017.  The Seller filed a Form ABS-15G, signed by a senior officer of the Seller in charge of securitization, with the Commission containing the findings and conclusions of the Accountant’s Due Diligence Report and otherwise conforming to the requirements of Rule 15Ga-2 under the Exchange Act (the “Form ABS-15G Report”), on November 6, 2017 (which is at least five business days prior to the date hereof as required by Rule 15Ga-2).  The Seller provided a copy of the final draft of the Form ABS-15G to Barclays Capital Inc., as a Representative, prior to filing with a reasonable opportunity to review.  The Accounting Firm consented to the attachment of the Accountant’s Due Diligence Report to the Form ABS-15G Report.  No portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(w)          The Accounting Firm provided a Form ABS Due Diligence-15E in respect of Due Diligence Services performed by it in connection with the offering of the Notes (the “Accountant’s Form 15E Certification”) to the Seller on November 3, 2017, and the Seller posted, or caused to be posted, the Accountant’s Form 15E Certification to the website established by the Seller for purposes of compliance with Rule 17g-5 as required by Rule 17g-5(a)(3)(iii)(E).

(x)           The Seller has complied with Rule 193 under the Act in connection with the offering of the Notes in all material respects.

(y)           The Trust will be relying on an exemption from the definition of “investment company” contained in Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), although there may be additional exclusions or exemptions available to the Trust.  The Trust is being structured so as to not constitute a “covered fund” for purposes of the final regulations issued December 10, 2013 (the “Volcker Rule”) implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

(z)           CNHICA has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a majority-owned affiliate (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”).  On the Closing Date, CNHICA or one of its Majority-Owned Affiliates will retain the Certificates as an “eligible horizontal residual interest” and the Seller will fund the Spread Account as an “eligible horizontal cash reserve account” (each, as defined in the Credit Risk Retention Rules and, together, the “Retained Interest”).  The Preliminary Prospectus contains all of the required disclosures under 17 C.F.R. §246.4(c)(1). CNHICA has made all determinations regarding the required amount of risk retention (including all determinations of fair value) based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.

3.             Purchase, Sale, and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective Classes of Notes in the respective principal amounts and at the respective purchase prices set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Notes shall be made at the office of Greenberg Traurig, LLP, 77 West Wacker Drive, Chicago, Illinois  60601 (or such other place as the Seller and the Representatives shall agree), at 10:00 a.m., New York City time, on November 21, 2017 (the “Closing Date”). Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller.  The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes will be available only under limited circumstances.

4.             Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

5.             Representations and Warranties of the Underwriters.

(a)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Seller that, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

(i)            to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)           to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Trust for any such offer; or

(iii)          in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the Notes referred to in (i) to (iii) above shall require the Trust or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 5(a), (i) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State  and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC and amendments thereto, including by Directive 2010/73/EU and any relevant implementing measure in the Relevant Member State.

(b)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Seller that:

(i)            It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving or being capable of having effect in the United Kingdom.

(ii)           It has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of FSMA does not apply to the Seller or the Trust.

(iii)          It has not delivered, and will not deliver, to any Rating Agency any Ratings Information without the prior consent of the Seller and has not participated, and will not participate in any oral communications regarding Ratings Information without the participation of a representative of the Seller.  It will, consistent with its customary practices, provide notice of the obligations contained in the previous sentence to employees in the relevant departments.  It shall provide to CNHICA and the Seller immediate notice of any breach of such obligations and cooperate with CNHICA and the Seller in attempting to remedy such breach.  For purposes of this paragraph, “Ratings Information” means any information provided to any Rating Agency in connection with the issuance or monitoring of a credit rating on the Notes.

Notwithstanding the foregoing, the aggregate liability of any Underwriter to CNHICA or the Seller in respect of any losses, claims, damages, liabilities or other amounts arising out of or based upon any breaches or alleged breaches by such Underwriter of its covenant set forth in this Section 5(b)(iii) will in no event exceed the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the Prospectus;  provided, that the forgoing limitation will not apply to any breach by such Underwriter (x) occurring on or prior to the Closing Date or (y) that resulted from the gross negligence or willful misconduct of such Underwriter.

(iv)          Each Underwriter will enter into a Contract of Sale (within the meaning of Rule 159 under the Act) with an investor only after delivery of the Time of Sale Information to such investor.

(c)           Each Underwriter, severally and not jointly, represents and warrants that it has not obtained or requested, or caused any other Person to obtain or request, any Due Diligence Report from any third party due diligence service provider in connection with the offering of the Notes (it being understood that the Accounting Firm has been engaged by the Seller and/or CNHICA for the purpose of providing the Accountant’s Due Diligence Report).

6.             Covenants of the Seller and CNHICA. The Seller and, with respect to item (n) as it relates to CNHICA, CNHICA covenant and agree with each of the Underwriters that:

(a)           Prior to the termination of the offering of the Notes, the Seller will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Seller has furnished you a copy for your review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object.  Subject to the foregoing sentence, the Seller will (i) effect the filings required under Rule 424 under the Act in the manner and within the time period required by Rule 424 (without reliance on Rule 424(b)(8)), and (ii) effect the filing of this Agreement and the Basic Documents with the Commission no later than the date the Prospectus is required to be filed, and in each case will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus transmitted for filing under Rule 424(h), the Prospectus transmitted for filing under Rule 424(b) and the Basic Documents transmitted for filing under Rule 424 under the Act were each received for filing by the Commission and, in the event that any of the foregoing was not, it will promptly file the Preliminary Prospectus, the Prospectus or Basic Document, as applicable, and in each case will provide evidence satisfactory to you of such timely filing.  In accordance with Section 9, the Seller will file any Trust Free Writing Prospectus (as hereinafter defined) to the extent required by Rule 433 under the Act.

(b)           During the period when a prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Notes (the “Prospectus Delivery Period”), the Seller will notify you immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or relating to the Receivables or the Notes, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information with respect to the foregoing or relating to the Receivables or the Notes, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or Time of Sale Information, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event which, in the judgment of the Seller, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(c)           Upon request, the Seller will deliver to the Underwriters and counsel for the Underwriters, without charge, photocopies of the signed Registration Statement at the time it originally became effective (the “Original Registration Statement”) and of each amendment thereto (including exhibits filed therewith) prior to the Closing Date.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T under the Act.

(d)           Prior to the availability of the Prospectus, the Seller will deliver to the Underwriters, without charge, as many electronic copies of the Preliminary Prospectus as the Underwriters may reasonably request, and the Seller hereby consents to the use of such copies for purposes permitted by the Act.  The Seller will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of electronic copies of the Prospectus as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

(e)           The Seller will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus.  The Seller will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the Act or the Rules and Regulations.  If during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary during the Prospectus Delivery Period to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Seller will promptly notify you and will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to you described in Section 6(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements.  The Seller will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and the Seller will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.  Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

(f)            As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to the Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the deemed effective date of the Registration Statement pursuant to Rule 158(c) under the Act that will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a website accessible by the Noteholders.

(g)           The Seller will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(h)           For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to you, upon your request, the annual statements of compliance, annual assessments of compliance with servicing criteria and accountants’ attestations in respect of such assessments, on or after the date such statements and reports are furnished to the Indenture Trustee.

(i)            So long as any of the Notes is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of each fiscal year, and upon your request, all documents required to be distributed to the Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

(j)            On or before the Closing Date, the Seller shall cause the computer records of the Seller, CNHICA and New Holland relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date none of the Seller, CNHICA or New Holland shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(k)           To the extent, if any, that the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

(l)            For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Seller, CNHICA or any trust originated, directly or indirectly, by the Seller or CNHICA will offer to sell or sell notes publicly or pursuant to Rule 144A under the Act (other than the Notes and commercial paper notes offered pursuant to CNHICA’s existing asset-backed commercial paper program) collateralized by, or certificates (other than the Certificates and other than certificates offered pursuant to the Seller’s existing warehouse facility) evidencing an ownership interest in, receivables generated pursuant to retail agricultural or construction equipment installment sale contracts originated in the United States.

(m)          The Seller will enter into, and will cause the Trust to enter into, each Basic Document to which this Agreement and each Basic Document contemplates the Seller and/or the Trust will be a party on or prior to the Closing Date.

(n)           The Trust or CNHICA, as applicable, will comply (and in the case of the Trust, the Seller or CNHICA will cause the Trust to comply) with the representations and covenants made by it in each 17g-5 Certification.

(o)           CNHICA or (to the extent permitted by the Credit Risk Retention Rules) a Majority-Owned Affiliate will continue to comply with all requirements imposed on the “sponsor of a securitization transaction” by the Credit Risk Retention Rules for so long as those requirements are applicable, including holding the Retained Interest for the duration required in the Credit Risk Retention Rules without any impermissible hedging, transfer or financing of the Retained Interest. CNHICA is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures are contained in the Preliminary Prospectus, and ensuring that any required post-closing disclosures are provided to investors timely and by an appropriate method that does not require any involvement of the Underwriters.

7.             Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Indenture Trustee and its counsel, (iii) the preparation and issuance of the Notes and the delivery of the Notes to the Underwriters, (iv) the fees and disbursements of CNHICA’s and the Seller’s counsel and accountants, (v) the fees and disbursements of the Asset Representations Reviewer and its counsel, if any, (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 6(g), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vii) the preparation and delivery to the Underwriters of electronic copies of the Preliminary Prospectus and the Prospectus and of each amendment thereto, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, and (x) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Notes made by the Underwriters caused by a breach of any representation in Section 2(b) or Section 2(c).  Notwithstanding the foregoing, upon delivery to and payment for the Notes under this Agreement, Barclays Capital Inc. has agreed to reimburse the Seller for certain fees and expenses in an amount equal to $88,604.30.

8.             Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of CNHICA and the Seller herein, to the accuracy of the statements of officers of CNHICA and the Seller made pursuant to the provisions hereof, to the performance by CNHICA and the Seller of their respective obligations hereunder and to the following additional conditions precedent:

(a)           If the Registration Statement has not become effective prior to the date hereof, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

(b)           Each of the Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed with the Commission in the manner and within the applicable time period required under Rule 424 under the Act (without reference to Rule 424(b)(8)) in accordance with the Rules and Regulations and Section 6(a) hereof; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law; and any requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to your satisfaction.

(c)           On or prior to the date hereof, you shall have received an agreed-upon procedures report (the Accountant’s Due Diligence Report) from the Accounting Firm dated as of a date at least five business days prior to the date hereof relating to the loan file review performed in connection with the Receivables in form and substance satisfactory to you and your counsel.  On the Closing Date, you shall have received agreed upon procedures reports from the Accounting Firm dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus, as applicable, that are substantially in the form of the drafts to which you have previously agreed and are otherwise in form and substance satisfactory to you and your counsel.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, New Holland, CNHICA, CNH Industrial America LLC or CNH Industrial N.V. which, in the judgment of the Underwriters, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of CNH Industrial America LLC or CNH Industrial N.V. on any exchange or in the over-the-counter market which, in the judgment of the Underwriters, makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by Federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency or any material change in the financial markets if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; or (vi) a material disruption has occurred in securities settlement or clearance services in the United States.

(e)           You shall have received an opinion or opinions (or, in the case of the penultimate paragraph of this clause (e), a negative assurance letter) of counsel to CNHICA and the Seller, addressed to you, as Representatives of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            Each of CNHICA and the Seller is an existing limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Purchase Agreement and, in the case of the Seller, the Sale and Servicing Agreement, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(ii)           The direction by the Seller to the Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Trust Agreement, the Certificates will be legally issued, fully paid and non-assessable subject to the obligations of the Seller under Section 2.10 of the Trust Agreement and entitled to the benefits of the Trust Agreement.

(iii)          The direction by CNHICA to the Indenture Trustee to authenticate the Notes has been duly authorized by CNHICA, and, when the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the Notes will be validly and legally issued and outstanding and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar law or regulation affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iv)          The Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement have been duly authorized, executed and delivered by the Seller, and are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(v)           This Agreement has been duly authorized, executed and delivered by each of the Seller and CNHICA.

(vi)          The Purchase Agreement has been duly authorized, executed and delivered by CNHICA and is a legal, valid and binding obligation of CNHICA enforceable against CNHICA in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(vii)         The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHICA and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of CNHICA or the Seller or any material agreement or instrument known to such counsel after due inquiry to which CNHICA or the Seller is a party or by which CNHICA or the Seller is bound or to which any of the properties of CNHICA or the Seller is subject.

(viii)        The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by CNHICA and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over CNHICA or the Seller or any of their properties.

(ix)          There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by CNHICA or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(x)           The CNHICA Assignment dated as of the Closing Date from CNHICA to the Seller has been duly authorized, executed and delivered by CNHICA.

(xi)          Assuming that CNHICA’s standard procedures have been followed with respect to the creation of the Receivables, CNHICA obtains from each Dealer either an absolute ownership interest or a security interest in the Receivables originated by that Dealer, which ownership or security interest (whichever it may be) is perfected and prior to any other interests that may be perfected only by possession of a Receivable or the filing of a financing statement in accordance with the UCC. Assuming that CNHICA’s standard procedures with respect to the perfection of a security interest in the equipment financed by CNHICA pursuant to retail agricultural, construction or other equipment installment sale contracts in the ordinary course of CNHICA’s business have been followed with respect to the perfection of security interests in the Financed Equipment, CNHICA has acquired either a perfected security interest in the Financed Equipment or a perfected security interest in the Receivables, which indirectly provides CNHICA with a security interest in the Financed Equipment that is perfected as against the obligor’s creditors; provided, however, that such opinion need not address any equipment that is subject to a certificate of title statute.

(xii)         The Indenture constitutes a grant by the Trust to the Indenture Trustee, acting under the Indenture for the benefit of the Holders of the Notes, of a valid security interest in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NYUCC”). Under the NYUCC, the internal laws of the State of Delaware govern perfection by filing of financing statements of the security interest of the Indenture Trustee in the Trust Estate as against the Trust.

(xiii)        The security interest granted under the Indenture will be perfected upon the execution and delivery of the Basic Documents and the filing of a UCC financing statement with the Delaware Secretary of State and will constitute a first priority perfected security interest therein. No filing or other action, other than the execution and delivery of the Basic Documents and the filing of the UCC financing statement with the Delaware Secretary of State referred to above, is necessary to perfect and maintain the security interest of the Indenture Trustee in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing against third parties.

(xiv)        The Receivables are tangible chattel paper as defined in the NYUCC.

(xv)         The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Purchase Agreement and the Asset Representations Review Agreement conform in all material respects with the description thereof contained in the Prospectus and any supplement thereto.

(xvi)        The statements in the Preliminary Prospectus, Prospectus and any supplement thereto under the headings “Overview of Transaction—ERISA Considerations”, “Legal Aspects of the Receivables”, and “ERISA Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xvii)       The statements contained in the Preliminary Prospectus, Prospectus and any supplement thereto under the headings “Description of the Notes”, “Description of the Certificates”, “Administrative Information About the Notes”, “Depositor”, “Servicer”, “Servicing Matters”, “Amendments”, insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement and the Trust Agreement, fairly present the matters referred to therein.

(xviii)      No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except such as are required and have been obtained and made under the Act, the Exchange Act and the UCC (or will be made with respect to (i) the Rule 424(b) filing of the Prospectus and (ii) the filing of UCC financing statements) and such as may be required under state securities laws (it being understood that this opinion will be given only with respect to such consents, approvals, authorizations, orders and filings that, in such counsel’s experience, are customarily applicable in transactions of the type contemplated by this Agreement and the Basic Documents).

(xix)        The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(xx)         The Indenture has been duly qualified under the Trust Indenture Act.

(xxi)        Neither the Seller nor the Trust is, or will as a result of the offer and sale of the Notes as contemplated in the Prospectus and this Agreement or as a result of the issuance of the Certificates become, an “investment company” as defined in the Investment Company Act or a company “controlled by” an “investment company” within the meaning of the Investment Company Act and, though other exemptions or exclusions may be applicable, the exemption provided by Rule 3a-7 under the Investment Company Act has been relied upon in reaching such conclusion with respect to the Trust.

(xxii)       The Registration Statement is effective under the Act, any required filings of the Preliminary Prospectus and the Prospectus and any supplements thereto pursuant to Rule 424 under the Act have been made or will be made in the manner and within the time period required by Rule 424 (without reference to Rule 424(b)(8)), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (in the case of the Registration Statement) and as of their respective issue dates (in the case of the Prospectus and each supplement thereto), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(xxiii)      The Indenture, the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(xxiv)     The Trust is not a “covered fund” as defined in the final regulations issued on December 10, 2013 implementing Section 619 of the Dodd-Frank Act.

The opinions of counsel to CNHICA and the Seller shall also contain opinions with respect to certain matters related to the creation, perfection and priority of the security interests in the Receivables and the related Financed Equipment, which opinions shall be satisfactory in form and substance to you and your counsel.

The negative assurance letter of counsel to CNHICA and the Seller shall state that such counsel has examined various documents and participated in conferences with representatives of CNHICA, the Seller and their accountants and with representatives of the Underwriters and their counsel, at which time the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed.  However, except as specifically noted above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus.  Subject to the foregoing, such counsel shall advise you that no facts have come to their attention that cause them to believe that (x) the Registration Statement, including the Rule 430D Information (as hereinafter defined), at the latest deemed effective date with respect to the Underwriters pursuant to Rule 430D(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Time of Sale Information, as of the Time of Sale and as of the Closing Date, considered as a whole and together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Notes, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, or (z) the Prospectus, as of its date or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus not misleading in light of the circumstances under which they were made (in each of clauses (x), (y) and (z), except for  the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which such counsel will not be called upon to express a belief).  As used herein, “Rule 430D Information” means any information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration statement pursuant to Rule 430D under the Act.

Such counsel shall also opine as to such matters as the Underwriters may reasonably request.

(f)            You shall have received an opinion or opinions of counsel to New Holland, addressed to you, as Representatives of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            New Holland is an existing limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trust or the Indenture Trustee.

(ii)           The Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement have been duly authorized, executed and delivered by New Holland, and are legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iii)          The execution, delivery and performance of the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of formation, limited liability company agreement or by-laws of New Holland or any material agreement or instrument known to such counsel after due inquiry to which New Holland is a party or by which New Holland is bound or to which any of the properties of New Holland is subject.

(iv)          The execution, delivery and performance of the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel’s knowledge, any order of any governmental agency or body or any court having jurisdiction over New Holland or any of its properties.

(v)           There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Sale and Servicing Agreement, the Asset Representations Review Agreement or the Administration Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Sale and Servicing Agreement, the Asset Representations Review Agreement or the Administration Agreement or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by New Holland of its obligations under, or the validity or enforceability of the Sale and Servicing Agreement, the Asset Representations Review Agreement or the Administration Agreement.

Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

(g)           RESERVED.

(h)           You shall have received an opinion addressed to you, as Representatives of the several Underwriters, of Greenberg Traurig, LLP, in its capacity as Federal tax counsel for the Trust, to the effect that the statements in the Preliminary Prospectus and Prospectus under the headings “Overview of Transaction—Tax Status” (to the extent relating to Federal income tax consequences) and “Material U.S. Federal Income Tax Consequences” accurately describe the material Federal income tax consequences to holders of the Notes.

(i)            You shall have received from Sidley Austin LLP, in its capacity as counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes and such other related matters as you may reasonably require, and CNHICA and the Seller shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)            You shall have received an opinion or opinions addressed to you, as Representatives of the several Underwriters, CNHICA and the Seller of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            The Indenture Trustee (A) has been legally organized under the laws of the United States, (B) based upon a certificate of good standing issued by the Comptroller of the Currency, is validly existing as a banking association in good standing under the laws of the United States, (C) has the requisite entity power and authority to execute, deliver and perform its obligations under each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement, and (D) has taken all necessary action to authorize the execution, delivery and performance by it of each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

(ii)           Each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting the enforcement of creditors’ rights generally, and the rights of creditors of federally insured banks, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)          No approval, authorization or other action by or filing with any governmental authority of the United States of America, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution, delivery and acceptance of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement by the Indenture Trustee, or the validity or enforceability against the Indenture Trustee of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

(iv)          The Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

(v)           The execution and delivery of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement does not conflict with or result in a violation of (a) any United States of America or State of New York law or regulation governing the banking or trust powers of the Indenture Trustee, or (b) the Articles of Incorporation or By-Laws of the Indenture Trustee.

(k)           You shall have received an opinion addressed to you, as Representatives of the several Underwriters, CNHICA and the Seller of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i)            The Trustee is duly incorporated, validly existing in good standing as a trust company under the laws of the State of Delaware.

(ii)           The Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)          The Trust Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee, in accordance with its terms.

(iv)          Each of the Notes and the Certificates has been duly executed by the Trustee.

(v)           Neither the execution or delivery by the Trustee of the Trust Agreement nor the consummation by the Trustee of any of the transactions contemplated thereby nor compliance by the Trustee with the terms or provisions of the Trust Agreement will violate any Delaware or United States federal law, rule or regulation governing the banking or trust powers of the Trustee or the Trustee’s charter or by-laws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the United States governing the banking trust powers of the Trustee.

(l)            You shall have received an opinion addressed to you, as Representatives of the several Underwriters, CNHICA and the Seller, of Greenberg Traurig LLP, special Delaware counsel to the Trust, dated the Closing Date, subject to customary qualifications, exceptions and assumptions, and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)            The Trust has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware.

(ii)           The Trust has the power and authority, pursuant to the Trust Agreement and the laws of the State of Delaware, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, and has duly authorized the Trustee to execute and deliver such Basic Documents.

(iii)          The Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

(iv)          The Trust Agreement is a legal, valid and binding obligation of the Seller and the Trustee, enforceable against the Seller and the Trustee, in accordance with its terms.

(v)           Under the Delaware Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(m)                             You shall have received an opinion addressed to you, as Representatives of the several Underwriters, of the general counsel to the Asset Representations Reviewer, dated the Closing Date, subject to customary qualifications, exceptions and assumptions, and satisfactory in form and substance to you and your counsel, to the effect that:

(i)                                     The Asset Representations Reviewer is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of Delaware.  The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement.

(ii)                                  The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under the Asset Representations Review Agreement.  The Asset Representations Reviewer has authorized the execution, delivery and performance of the Asset Representations Review Agreement.  The Asset Representations Review Agreement is the legal, valid and binding agreement of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii)                               The completion of the transactions contemplated by the Asset Representations Review Agreement and the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement will not (1) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (2) result in the creation or imposition of a lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (3) violate the organizational documents of the Asset Representations Reviewer or (4) violate a law or, to counsel’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement.

(iv)                              There are no proceedings pending or, to counsel’s knowledge, threatened, or, to counsel’s knowledge, investigations pending or  threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (1) asserting the invalidity of the Asset Representations Review Agreement, (2) seeking to prevent the completion of the transactions contemplated by the Asset Representations Review Agreement or (3) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, the Asset Representations Review Agreement.

(n)                                 RESERVED.

(o)                                 You, as Representatives of the several Underwriters, shall have received copies of any opinions of counsel to CNHICA, the Seller and/or New Holland supplied to the Rating Agencies. Any such opinions shall be dated the Closing Date and addressed to you, as Representatives of the several Underwriters, or accompanied by reliance letters addressed to you, as Representatives of the several Underwriters.

(p)                                 You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of CNHICA and the Seller in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of each of CNHICA and the Seller contained in the Trust Agreement, the Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects, that each of CNHICA and the Seller, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since September 30, 2017 except as may be disclosed in the Preliminary Prospectus and the Prospectus or, in the case of CNHICA or CNH Industrial America LLC, as may be disclosed publicly by CNHICA or CNH Industrial America LLC prior to the date hereof, no material adverse change in or affecting particularly the business or properties of the Trust, the Seller, the Servicer, CNHICA or CNH Industrial America LLC has occurred.

(q)                                 You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of New Holland in which such officer shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of New Holland contained in the Administration Agreement and the Sale and Servicing Agreement are true and correct in all material respects, that New Holland has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (ii) since September 30, 2017, except as may be disclosed in the

Preliminary Prospectus and the Prospectus or as may be disclosed publicly by New Holland prior to the date hereof, no material adverse change in or affecting particularly the business or properties of New Holland has occurred.

(r)                                    You shall have received an officer’s certificate dated the Closing Date from the Trustee stating that there are no pending or threatened actions, suits or proceedings affecting the Trustee before any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, if adversely determined, would materially and adversely affect the ability of the Trustee to enter into or perform its obligations under the Trust Agreement.

(s)                                   You shall have received evidence satisfactory to you that, within 10 days of the Closing Date, UCC financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware reflecting the transfer of the interest of CNHICA in the Receivables and the proceeds thereof to the Seller, the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

(t)                                    The Notes shall have been assigned ratings by the Rating Agencies not below the ratings specified in the Initial Free Writing Prospectus.

(u)                                 The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller.

(v)                                 On the Closing Date, the Certificates shall have been issued to the Seller.

(w)                               The Seller will provide or cause to be provided to you, as Representatives of the several Underwriters, such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for CNHICA and the Seller, at 77 West Wacker Drive, Chicago, Illinois 60601, on the Closing Date.

9.                                      Free Writing Prospectuses; Delivery of Preliminary Prospectus.

(a)                                 The following terms have the specified meanings for purposes of this Agreement:

(i)                                     “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Seller or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act.

(ii)                                  “Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the

Preliminary Prospectus (other than Underwriter Information) and including, in the case of an Intex .cdi file, the file of scheduled payments supplied by CNHICA on the Receivables, (2) information in the Preliminary Prospectus that is used to calculate or create any Derived Information and (3) the information set forth in the Road Show Presentation (defined below) under “Our Company and Industry” and “Our ABS Program” and any of the other information contained therein which information is also included in the Preliminary Prospectus or in any prior final prospectus (other than Underwriter Information).

(iii)                               “Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) the Computer Tape.

(b)                                 Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426(b) or (c) under the Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(c)                                  The Seller will not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Seller has obtained the prior consent of the Representatives (which consent will not be unreasonably withheld).

(d)                                 Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Seller that, other than the Preliminary Prospectus, the Prospectus and the Initial Free Writing Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the Preliminary Prospectus, (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (5) an Intex CDI file that contains only information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and that has been prepared by an Underwriter as described in the parenthetical to such footnote (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) unless otherwise consented to by the Seller, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Seller or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) under the Act; (iii) each Underwriter shall provide the Seller a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Act no later than noon (Central Time) on the date of first use; (iv) each Underwriter will be permitted to provide confirmations of sale; and (v) each Underwriter will be permitted to distribute the road show presentation, recorded on November 7, 2017 (the “Road Show Presentation”).  It is hereby acknowledged that no Underwriter Free Writing Prospectus has been prepared by or on behalf of the Trust, CNHICA, CNHCR or the Servicer for purposes of Rule 433(h)(1) or 433(h)(3) under the Securities Act.

(e)                                  The Seller agrees to file with the Commission when required under the Rules and Regulations the following:

(i)                                     any Free Writing Prospectus that is included in the Time of Sale Information (any such Free Writing Prospectus, a “Trust Free Writing Prospectus”);

(ii)                                  subject to the Underwriters’ compliance with Section 9(d), any Underwriter Free Writing Prospectus at the time required to be filed; and

(iii)                               any Free Writing Prospectus for which the Seller or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Seller or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)                                   Notwithstanding the provisions of Section 9(e), the Seller will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)                                  The Seller and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain the following legend:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity, and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847.

(h)                                 The Seller and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Act.

(i)                                     In the event the Seller becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Seller shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Seller shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

(j)                                    If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of a Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter will notify the Seller and CNHICA thereof within one business day after discovery.

(k)                                 Provided that the Defective Free Writing Prospectus was a Trust Free Writing Prospectus or contained Issuer Information, the Underwriter will, if requested by the Seller:

(i)                                     Prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii)                                  Deliver the Corrected Free Writing Prospectus to each purchaser of a Note which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Notes;

(iii)                               Provide such purchaser with adequate disclosure of the existing contractual arrangement to purchase the Notes;

(iv)                              Provide such purchaser adequate disclosure of such person’s rights under the existing contractual arrangement to purchase the Notes at the time termination is sought; and

(v)                                 Provide such purchaser with a meaningful opportunity to elect to terminate or not terminate the existing contract of purchase and to elect to enter into or not enter into a new agreement to purchase the Notes based on the information set forth in the Corrected Free Writing Prospectus.

(l)                                     Each Underwriter, severally, represents and agrees that it did not enter into any contract of sale for any Notes prior to the Time of Sale.

10.                               Indemnification and Contribution.  (a)  The Seller and CNHICA will, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Rule 430D Information) or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any amendment or supplement thereto, the Prospectus, any amendment or supplement thereto, any Trust Free Writing Prospectus, the Time of Sale Information or the Issuer Information or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Seller nor CNHICA will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Underwriter Information;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Form ABS-15G, or the omission or alleged omission to state in the Form ABS-15G a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)                               against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller or CNHICA; and

(iv)                              against any and all expense whatsoever (including, subject to Section 10(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller and CNHICA, their respective directors, the Seller’s officers who signed the Registration Statement, and each person, if any, who controls the Seller or CNHICA within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in (i) the Registration Statement (including the Rule 430D Information), the Preliminary Prospectus, any amendment or supplement thereto, the Prospectus, any amendment or supplement thereto, any Trust Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information or (ii) the Derived Information that does not arise out of an error, material misstatement or material omission in the information contained in the Registration Statement, the Time of Sale Information, the Preliminary Prospectus or in the Computer Tape.

(c)                                  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it (including any governmental investigation) in respect of which indemnity may be sought hereunder and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. The failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section except to the extent that such indemnifying party has been materially prejudiced by such failure and, moreover, the failure to so notify any indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section. In any proceeding hereunder any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for CNHICA and the Seller, the directors of CNHICA and the Seller, the officers of CNHICA and the Seller who sign the Registration Statement and such control persons of CNHICA and the Seller or authorized representatives shall be designated in writing by CNHICA and the Seller. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability and fault on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 10 is for any reason held to be unavailable or insufficient other than in accordance with its terms, the Seller, CNHICA and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller, CNHICA and one or more of the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Seller and CNHICA are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Seller, each officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Seller. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commission applicable to the Notes purchased by it hereunder.  The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

11.                               Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and arrangements satisfactory to the Representatives and the Seller for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 13 and except that, if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall be 10% or less of the aggregate principal amount of all the Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.                               No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

13.                               Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and CNHICA or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Seller or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Notes. Without limiting the effect of the foregoing sentence, the provisions of Section 5(b)(iii), Section 10 and Section 14 of this Agreement shall survive the termination of this Agreement.  If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 7 and the respective obligations of the Seller and the Underwriters pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) or (v) of Section 8(d)), the Seller will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes. Nothing contained in this Section 13 shall limit the recourse of the Seller against the Underwriters.

14.                               Relationship Among Parties.  CNHICA and the Seller acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to CNHICA and the Seller with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, CNHICA, the Seller or any other person.  Additionally, none of the Underwriters are advising CNHICA, the Seller or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  CNHICA and the Seller shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to CNHICA or the Seller with respect to any such legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of CNHICA, the Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of CNHICA or the Seller.

15.                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, faxed or emailed and confirmed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Eric Chang, Director, Securitized Products Origination, email: eric.chang@barclays.com, telecopy number: (212) 528-7528, to CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, New York 10017, Attention: Execution Management Group, telephone (212) 856-3571, email:  DLCIBCExecutionmanagement@cibc.com and to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Rick Koppenhaver, telephone (212) 437-1940, email: rick.koppenhaver@rbccm.com, as Representatives of the several Underwriters (or to such other address or addresses as the Underwriters shall designate in writing to the Seller or CNHICA in accordance with this Section); if sent to the Seller, will be mailed, delivered, faxed or emailed and confirmed to it at CNH Capital Receivables LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois  60527, Attention: Assistant Treasurer, facsimile: (262) 636-6794, email: Kathy.aber@cnhind.com and Eric.mathison@cnhind.com (or to such other address as the Seller shall designate in writing to the Underwriters in accordance with this Section); or, if sent to CNHICA, will be mailed, delivered, faxed or emailed and confirmed to it at CNH Industrial Capital America LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois  60527, Attention: Assistant Treasurer, facsimile: (262) 636-6794, email: Kathy.aber@cnhind.com and Eric.mathison@cnhind.com (or to such other address as CNHICA shall designate in writing to the Underwriters in accordance with this Section); provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or faxed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

16.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the Seller, its directors, each of its officers who signed the Registration Statement and each controlling person, if any referred to in Section 10, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

17.                               Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

18.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19.                               APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL  OBLIGATIONS LAW).

20.                               WAIVER OF JURY TRIAL.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

21.                               Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof and (b) waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller, CNHICA and the several Underwriters in accordance with its terms.

Very truly yours,

CNH CAPITAL RECEIVABLES LLC

By:	/s/ Thomas N. Beckmann
	Name:	Thomas N. Beckmann
	Title:	Assistant Treasurer

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:	/s/ Thomas N. Beckmann
	Name:	Thomas N. Beckmann
	Title:	Assistant Treasurer

Signature Page to CNH 2017-C Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

BARCLAYS CAPITAL INC.,
on behalf of itself and as a Representative
of the several Underwriters

By:	/s/ Eric Chang
	Name:	Eric Chang
	Title:	Director

CIBC WORLD MARKETS CORP.,
on behalf of itself and as a Representative
of the several Underwriters

By:	/s/ Jeffrey Wilson
	Name:	Jeffrey Wilson
	Title:	Executive Director

RBC CAPITAL MARKETS, LLC
on behalf of itself and as a Representative
of the several Underwriters

By:	/s/ Rick Koppenhaver
	Name:	Rick Koppenhaver
	Title:	Managing Director

Signature Page to CNH 2017-C Underwriting Agreement

SCHEDULE I

CNH EQUIPMENT TRUST 2017-C

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE
Class A-1 Notes
Barclays Capital Inc.	$61,380,000	99.85000%
CIBC World Markets Corp.	$49,500,000	99.85000%
RBC Capital Markets, LLC	$49,500,000	99.85000%
BNP Paribas Securities Corp.	$9,900,000	99.85000%
Citigroup Global Markets Inc.	$9,900,000	99.85000%
SG Americas Securities LLC	$9,900,000	99.85000%
Drexel Hamilton, LLC	$3,960,000	99.85000%
Mischler Financial Group, Inc.	$3,960,000	99.85000%

Class A-2 Notes
Barclays Capital Inc.	$72,850,000	99.79117%
CIBC World Markets Corp.	$58,750,000	99.79117%
RBC Capital Markets, LLC	$58,750,000	99.79117%
BNP Paribas Securities Corp.	$11,750,000	99.79117%
Citigroup Global Markets Inc.	$11,750,000	99.79117%
SG Americas Securities LLC	$11,750,000	99.79117%
Drexel Hamilton, LLC	$4,700,000	99.79117%
Mischler Financial Group, Inc.	$4,700,000	99.79117%

Class A-3 Notes
Barclays Capital Inc.	$71,300,000	99.77762%
CIBC World Markets Corp.	$57,500,000	99.77762%
RBC Capital Markets, LLC	$57,500,000	99.77762%
BNP Paribas Securities Corp.	$11,500,000	99.77762%
Citigroup Global Markets Inc.	$11,500,000	99.77762%
SG Americas Securities LLC	$11,500,000	99.77762%
Drexel Hamilton, LLC	$4,600,000	99.77762%
Mischler Financial Group, Inc.	$4,600,000	99.77762%

Class A-4 Notes
Barclays Capital Inc.	$23,401,000	99.70267%
CIBC World Markets Corp.	$18,872,000	99.70267%
RBC Capital Markets, LLC	$18,872,000	99.70267%
BNP Paribas Securities Corp.	$3,775,000	99.70267%
Citigroup Global Markets Inc.	$3,775,000	99.70267%
SG Americas Securities LLC	$3,775,000	99.70267%
Drexel Hamilton, LLC	$1,510,000	99.70267%
Mischler Financial Group, Inc.	$1,510,000	99.70267%

A-1

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE
Class B Notes
Barclays Capital Inc.	$5,666,000	99.56439%
CIBC World Markets Corp.	$5,667,000	99.56439%
RBC Capital Markets, LLC	$5,667,000	99.56439%

A-2